UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20509

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) June 16, 2010

Tejon Ranch Co.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-7183	77-0196136
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P. O. Box 1000, Lebec, California	93243
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code 661 248-3000

(Former Name or Former Address, if Changed Since Last Report)

Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On June 16, 2010, the Company announced the successful completion of its rights offering. The rights offering concluded on June 14, 2010 and was extremely well received and the Company raised $60 million, the maximum gross proceeds possible. The Company previously offered transferable rights to purchase 2,173,946 shares of its common stock at a purchase price of $23.00 per share to stockholders of record as of May21, 2010. In addition, Tejon had the option to issue an additional 434,789 shares to honor over subscription requests. The $60 million of capital raised included the release of all 434,789 over-allotment shares and, as a result of the offering; the Company has issued 2,608,735 new shares of common stock.

The net proceeds of the offering will be used to provide additional working capital for general corporate purposes, including to fund entitlement and development activities and to continue our investment into new water assets and water facilities.

Item 9.01	Financial Statements, Pro Forma Financial Information and Exhibits.

(c)	Exhibits (Furnished Pursuant to Item 12).

99.1	Press Release of the Company dated June 16, 2010, announcing the terms for rights offering to stockholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 18, 2010	TEJON RANCH CO.

	By:	/S/ ALLEN E. LYDA
	Name:	Allen E. Lyda
	Title:	Senior Vice President, and Chief Financial Officer

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